                                                                    Exhibit 99.1

                                  PRESS RELEASE


         DOLLAR TREE REPORTS SECOND QUARTER EARNINGS OF $0.22 PER SHARE,
                         EXCLUDING MERGER-RELATED ITEMS

CHESAPEAKE, VA -- July 19, 2000 -- Dollar Tree Stores, Inc. (Nasdaq: DLTR), the nation's leading $1.00 price point retailer, reported that earnings per share, excluding merger-related items, increased to $0.22 for the second quarter of 2000 compared to $0.15 for the second quarter of 1999.

         These results represent the first reporting of the combined operations of Dollar Tree and Dollar Express, Inc. The merger of the two companies, which was completed on May 5, 2000, was accounted for as a pooling-of-interests.

         Sales for the quarter increased 33.5% to $384.5 million compared to sales of $288.1 million for the second quarter of 1999. As previously reported, net sales were beneficially impacted by a 14.3% increase in comparable store net sales.

         For the quarter, gross margin was 35.6% compared to 35.9% for the second quarter of 1999. Excluding merger-related costs, gross margin was 35.9% compared to 36.0% for the second quarter of 1999. As a percentage of net sales, merchandise costs increased due to higher freight costs in 2000 compared to the prior year, offset by leverage of occupancy costs.

         For the quarter, operating expenses, as a percentage of sales, were 23.7% compared to 24.1% in the second quarter of 1999. Excluding merger-related expenses, operating expenses were 22.8%, as a percent of net sales, compared to 23.9% in the second quarter of 1999. The improvement in operating expenses and the leverage of occupancy costs resulted from the increase in comparable store net sales.

         For the quarter ended June 30, 2000, pro forma net earnings per common share were $0.19, compared to $0.13 for the prior year period. Year-to-date net sales, pro forma net earnings available to common shareholders and net earnings per common share were $711.6 million, $33.7 million, and $0.31 for 2000 compared to $546.2 million, $28.0 million and $0.26 for 1999. Management expects that the Dollar Express operations will be slightly dilutive to its earnings per share for the third quarter of 2000.

         Macon Brock, President and CEO, stated "Our second quarter results were driven by a strong Easter selling season and quality basic consumer products. For the remainder of the year, we look forward to continually improving our consumer offerings, and ending the year with our usual broad assortment of seasonal goods."

         Dollar Tree Stores, Inc. is the nation's leading $1.00 discount variety store chain. As of June 30, 2000, Dollar Tree operates 1,634 stores in 35 states, having opened 73 new stores and closed four stores in the second quarter.

THIS NEWS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS", AS THAT TERM IS USED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, REGARDING THE MERGER BETWEEN DOLLAR TREE AND DOLLAR EXPRESS AND RESULTS OF OPERATIONS FOR FUTURE PERIODS. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT MAY CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM ANTICIPATED RESULTS OR OTHER EXPECTATIONS DESCRIBED IN SUCH STATEMENTS, INCLUDING THE FAILURE OF THE COMBINED COMPANY TO INTEGRATE SUCCESSFULLY. ADDITIONALLY, FORWARD-LOOKING STATEMENTS ARE SUBJECT TO, BUT NOT LIMITED TO, THE RISKS INDICATED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

CONTACT:  Dollar Tree Stores, Inc., Chesapeake
          Eric Coble or Erica Robb, 757/321-5000

                            Dollar Tree Stores, Inc.
                               Comparative Detail
               For the Three- and Six-month Periods Ended June 30
                      (in thousands, except per share data)
                                   (Unaudited)

                                                        NET             NET
                                                       SALES          EARNINGS
                                                       -----          --------

SECOND QUARTER 2000
Dollar Tree                                          $341,833          $23,718
Dollar Express                                         42,670              951
                                                      -------           ------
Combined (excluding merger-
     related items)                                  $384,503           24,669
                                                      =======

Merger-related items, net of tax                                        (3,134)
Extraordinary loss, net of tax                                            (387)
                                                                       -------

Pro forma net earnings
      (combined companies)                                             $21,148
                                                                       =======



YEAR-TO-DATE 2000

Dollar Tree                                          $633,432          $38,537
Dollar Express                                         78,182               84
                                                      -------           ------
Combined (excluding merger-
     related items)                                  $711,614           38,621
                                                      =======

Merger-related items, net of tax                                        (3,134)
Extraordinary loss, net of tax                                            (387)
                                                                       -------

Pro forma net earnings
      (combined companies)                                             $35,100
                                                                       =======

                            DOLLAR TREE STORES, INC.
                    Condensed Consolidated Income Statements
                For the Three Months and Six Months Ended June 30
                  (Amounts in thousands, except per share data)
                                   (Unaudited)

                                              Second Quarter                      Year-to-Date
                                             2000           1999              2000             1999
                                             ----           ----              ----             ----
Net sales                                  $384,503       $288,148          $711,614         $546,239

Cost of sales                               246,458        184,389           459,996          352,780
Merger-related costs                          1,100            443             1,100              443

Gross profit                                136,945        103,316           250,518          193,016
                                              35.6%          35.9%             35.2%            35.3%

Operating expenses                           87,697         68,854           169,358          131,371
                                              22.8%          23.9%             23.8%            24.1%

Merger-related expenses                       3,266            607             3,266              607
Depreciation/amortization                     9,556          7,622            18,249           14,354

Operating income                             36,426         26,233            59,645           46,684
                                               9.5%           9.1%              8.4%             8.5%

Interest expense, net                           618          1,325             1,118            2,189
Earnings before
  income taxes                               35,808         24,908            58,527           44,495
                                               9.3%           8.6%              8.2%             8.1%

Income tax expense*                          14,273          9,811            23,040           15,286

Pro forma net earnings
 before extraordinary item*                  21,535         15,097            35,487           29,209

Loss on debt extinguishment,
 net of tax benefit of $242                     387            -                 387              -

Pro forma net earnings*                      21,148         15,097            35,100           29,209
                                               5.5%           5.2%              4.9%             5.3%

Pro forma net earnings
 available to common
 shareholders**                             $20,811        $14,355           $33,687          $28,027
                                               5.4%           5.0%              4.7%             5.1%

Pro forma net earnings per common share*:

Basic                                       $  0.20        $  0.15           $  0.34          $  0.29
Weighted average
  number of shares                          101,615         98,398           100,323           98,194

Diluted                                     $  0.19        $  0.13           $  0.31          $  0.26
Weighted average
  number of shares                          111,748        107,803           110,197          107,713

* Amounts include a pro forma adjustment for C-corporation income taxes relating to ONLY $ONE of $271 for the second quarter of 1999 and $505 for year-to-date 1999.

** Amounts include accretion of the Dollar Express cumulative preferred stock to redemption value, accrued preferred stock dividends and amortization of the discount on preferred stock. The amounts deducted from net earnings available to common shareholders is $337 and $742 for the quarters ended June 30, 2000 and 1999, respectively, and $1,413 and $1,182 for the six-months ended June 30, 2000 and 1999, respectively.

                            DOLLAR TREE STORES, INC.
                      Condensed Consolidated Balance Sheets
                             (Dollars in thousands)

                                                  June 30,            Dec. 31,            June 30,
                                                    2000                1999                1999
                                                    ----                ----                ----
                                                 (Unaudited)                             (Unaudited)
Cash and cash equivalents                          $ 55,417          $ 181,587           $  40,072
Merchandise inventories                             284,517            192,838             205,504
Other current assets                                 21,207             20,681              16,316
                                                    -------            -------             -------
Total current assets                                361,141            395,106             261,892

Property and equipment, net                         184,374            157,368             144,745
Goodwill, net                                        41,385             42,394              41,587
Other assets, net                                    15,879             16,365              11,112
                                                    -------            -------             -------

Total assets                                       $602,779           $611,233            $459,336
                                                    =======            =======             =======


Accounts payable                                   $ 79,455           $ 73,878            $ 67,308
Income taxes payable                                  4,768             29,193               4,420
Other current liabilities                            27,609             38,132              23,536
Current portion
 of long-term debt                                   25,025             28,070              25,070
                                                    -------            -------             -------

Total current liabilities                           136,857            169,273             120,334
                                                    -------            -------             -------

Long-term debt, excluding
 current portion                                     18,000             49,138              55,922
Other liabilities                                    35,452             41,413              14,534
                                                    -------            -------             -------

Total liabilities                                   190,309            259,824             190,790
                                                    -------            -------             -------

Preferred stock of Dollar
   Express                                              -               35,171              29,326

Shareholders' equity                                412,470            316,238             239,220
                                                    -------            -------             -------

Total liabilities and
 shareholders' equity                              $602,779           $611,233            $459,336
                                                    =======            =======             =======


STORE DATA:
Number of stores open at
  end of period                                       1,634              1,507               1,403
Total gross square footage
  (in thousands)                                      8,799              7,638               6,769